Subsidiary List                                 EXHIBIT 21
As of June 30, 2018

Name:	State or other Jurisdiction of Incorporation:
Access Data Corp.	Delaware
ActivePath Solutions Ltd.	Israel
ActivePath Solutions, Inc.	Delaware
Broadridge Asia Pacific Limited	Hong Kong
Broadridge (Australia) Pty. Ltd.	Australia
Broadridge Business Process Outsourcing, LLC	Delaware
Broadridge Business Process Outsourcing (Canada), Inc.	Canada
Broadridge City Networks (UK) Limited	United Kingdom
Broadridge Corporate Issuer Solutions, Inc.	Pennsylvania
Broadridge Customer Communications Canada, ULC	British Columbia
Broadridge Czech Republic s.r.o.	Czech Republic
Broadridge (Deutschland) GmbH	Germany
Broadridge Financial Solutions International, Ltd.	United Kingdom
Broadridge Financial Solutions (India) Private Limited	India
Broadridge Financial Solutions Ltd.	United Kingdom
Broadridge Financial Solutions (Canada) Corp.	Canada
Broadridge Fixed Income Liquidity Solutions, LLC (1)	Delaware
Broadridge Fluent Solutions, LLC	Delaware
Broadridge France SAS	France
Broadridge FX and Liquidity Solutions, LLC	Delaware
Broadridge Investor Communications Corporation	Canada
Broadridge Investor Communication Solutions, Inc.	Delaware
Broadridge (Japan) Ltd.	Japan
Broadridge Mail, LLC	Delaware
Broadridge Managed Solutions, Inc.	Delaware
Broadridge Nederland I B.V.	Netherlands
Broadridge Nederland II B.V.	Netherlands
Broadridge Nederland III B.V.	Netherlands
Broadridge Output Solutions, Inc.	Delaware
Broadridge Poland sp. z o.o.	Poland
Broadridge Rus LLC	Russia
Broadridge Securities Processing Solutions, LLC	Delaware
Broadridge (Singapore) Private Limited	Singapore
Broadridge Software Limited	Canada
Broadridge SPS, LLC	Delaware
Broadridge (Suisse) S.A.	Switzerland
Broadridge Trading Trf. Corp.	Delaware
BR REC, LLC	New York
BR NYC Solutions, Inc.	Delaware
BR ICS (CANADA) ULC	Nova Scotia
BR (CANADA) Holdings Inc.	Ontario
Bonaire Software Solutions, LLC	Massachusetts

Name:	State or other Jurisdiction of Incorporation:
FundAssist Limited	Ireland
Fund Buyer Focus Limited	UK
Fund Radar Limited	UK
Investigo Corporation	Minnesota
Inlet LLC (1)	Delaware
Message Automation Limited	England, Wales
Matrix Trust Company	Colorado
Matrix Settlement & Clearance Services, LLC	New York
Matrix Financial Solutions, Inc.	Delaware
MWB Ventures Limited	UK
Paladyne Asia Limited	Hong Kong
Paladyne Systems Cayman	Cayman
Paladyne Systems Europe Ltd.	United Kingdom
QED Financial Systems, Inc.	New Jersey
Broadridge Analytics Solutions Limited	UK
Summit Financial Disclosure, LLC	Delaware
Summit Disclosure Solutions India Private Limited (1)	India
4sight Financial Software Limited	Scotland, UK
4sight Financial Software Pty	Australia
4sight IT Services Limited	Scotland and Wales
ICJ Inc. (1)	Japan
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(1)	Less than 100% owned.

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